As filed with the Securities and Exchange Commission on June 6, 2008
Registration No. 333-142445

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACKETEER, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0420107

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

10201 N. De Anza Boulevard
Cupertino, California 95014
(Address of principal executive offices) (Zip code)

1999 STOCK INCENTIVE PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
WORKFORCE TECHNOLOGIES INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
TACIT NETWORKS, INC. 2000 EQUITY INCENTIVE PLAN
(Full title of the plan)

Brian M. NeSmith
Chief Executive Officer
Packeteer, Inc.
10201 N. De Anza Boulevard
Cupertino, California 95014
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (408) 873-4400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DE-REGISTRATION OF SHARES
     On June 6, 2008, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 20, 2008, by and among Packeteer, Inc. (“Packeteer”), Blue Coat Systems, Inc. (“Blue Coat”) and Cooper Acquisition, Inc., a wholly-owned subsidiary of Blue Coat (“Merger Sub”), Merger Sub merged with and into Packeteer, with Packeteer surviving the Merger as a wholly-owned subsidiary of Blue Coat (the “Merger”).
     This Post-Effective Amendment No. 1 to Packeteer’s Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1 under 1) the 1999 Stock Incentive Plan, 2) the 1999 Employee Stock Purchase Plan, 3) the Workfire Technologies International, Inc. 2000 Stock Option Plan, and 4) the Tacit Networks, Inc. 2000 Equity Incentive Plan and for which the Prior Registration Statements had remained in effect.
1.	Registration Statement No. 339-86717 filed September 8, 1999;

2.	Registration Statement No. 333-47638 filed October 10, 2000;

3.	Registration Statement No. 333-65212 filed July 16, 2001;

4.	Registration Statement No. 333-99171 filed September 5, 2002;

5.	Registration Statement No. 333-102739 filed January 27, 2003;

6.	Registration Statement No. 333-112294 filed January 29, 2004;

7.	Registration Statement No. 333-122371 filed January 28, 2005;

8.	Registration Statement No. 333-133964 filed May 10, 2006;

9.	Registration Statement No. 333-134604 filed May 31, 2006; and

10.	Registration Statement No. 333-142445 filed April 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on June 6, 2008.

PACKETEER, INC.
By:	/s/ Brian M. NeSmith
Brian M. NeSmith
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Prior Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. NeSmith Brian M. NeSmith	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2008

/s/ Kevin S. Royal Kevin S. Royal	Chief Financial Officer and Director (Principal Financial Officer)	June 6, 2008

/s/ Betsy E. Bayha	Secretary and Director	June 6, 2008
Betsy E. Bayha

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